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                                                                    EXHIBIT 11.1

                    FSI INTERNATIONAL, INC.AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE

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
                                                                      QUARTER ENDED:
                                                             --------------------------------
                                                             NOV 26, 1996        NOV 25, 1995
                                                             --------------------------------
PRIMARY:
AVERAGES SHARES OUTSTANDING                                     22,363,331         22,036,602
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
WARRANTS -- BASED ON THE TREASURY STOCK METHOD                     651,152          1,285,950
                                                              ------------       ------------
TOTAL                                                           23,014,483         23,322,552
                                                              ============       ============
NET INCOME                                                      $4,040,924         $7,725,157
                                                              ============       ============

PRIMARY PER SHARE AMOUNTS                                            $0.18              $0.33
                                                              ============       ============
FULLY DILUTED:
AVERAGE SHARES OUTSTANDING                                      22,363,331         22,036,602
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
WARRANTS -- BASED ON THE TREASURY STOCK METHOD                     822,153          1,108,817
                                                              ------------       ------------
TOTAL                                                           23,185,484         23,145,419
                                                              ============       ============
NET INCOME                                                      $4,040,924         $7,725,157
                                                              ============       ============
FULLY DILUTED PER SHARE AMOUNTS                                      $0.17              $0.33
                                                              ============       ============
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